Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:    William P. Hornby, CPA

        whornby@centurybank.com

Phone:      781-393-4630

Fax:          781-393-4071

CENTURY BANCORP, INC. ANNOUNCES EARNINGS FOR Q2 2021, UP 7.6%; RECORD LOANS; QUARTERLY DIVIDEND DECLARED

Medford, MA, July 13, 2021—Century Bancorp, Inc. (NASDAQ:CNBKA)

(www.centurybank.com) (“the Company”) today announced net income of $21,593,000 for the six months ended June 30, 2021, or $3.88 per Class A share diluted, an increase of 9.5% compared to net income of $19,722,000, or $3.54 per Class A share diluted, for the same period a year ago. Total assets increased 14.2% from $6.36 billion at December 31, 2020 to $7.26 billion at June 30, 2021. For the quarter ended June 30, 2021, net income totaled $10,823,000, or $1.94 per Class A share diluted, an increase of 7.6% compared to net income of $10,056,000, or $1.81 per Class A share diluted, for the same period a year ago.

The Company’s Board of Directors voted a regular quarterly dividend of 18.00 cents ($0.18) per share on the Company’s Class A common stock, and 9.00 cents ($0.09) per share on the Company’s Class B common stock. The dividends were declared payable August 16, 2021 to shareholders of record on August 2, 2021.

Net interest income totaled $58.6 million for the six months ended June 30, 2021 compared to $51.0 million for the same period in 2020. The 14.8% increase in net interest income for the period is primarily due to a decrease in interest expense as a result of falling interest rates. The net interest margin decreased from 2.04% on a fully tax-equivalent basis for the first six months of 2020 compared to 1.81% for the same period in 2021. This was primarily the result of increased margin pressure during the recent decrease in interest rates across the yield curve. The average balances of interest-earning assets increased for 2021 compared to the same period last year, by $1.49 billion or 27.5%, combined with an average yield decrease of 0.79%, resulting in a decrease in interest income of $4.7 million. The average balance of interest-bearing liabilities increased for 2021 compared to the same period last year, by $1.14 billion or 26.0%, combined with an average interest-bearing liabilities interest cost decrease of 0.68%, resulting in a decrease in interest expense of $12.3 million.

The provision for loan losses decreased by $3.3 million from $2.8 million for the six months ended June 30, 2020 compared to a credit of $550,000 for the same period in 2021. The provision for the first six months of 2020 was primarily a result of provisions related to the onset of the COVID-19 pandemic. The credit provision for the first six months of 2021 was primarily attributable to a reduction in specific allocations to the allowance for loan losses and a reduction in the historical experience reserve allocation.

Total operating expenses totaled $41.9 million for the first six months of 2021 compared to $35.2 million for the same period last year, an increase of $6.7 million or 19.0%. The increase was primarily attributable to a $2.9 million increase in salaries and employee benefits and a $3.4 million increase in other expenses.

Salaries and employee benefits increased for the first six months of 2021 mainly as a result of merit increases, lower bonus accruals during the same period in 2020 as a result of uncertainties from the COVID-19 pandemic, decreased deferred origination cost credits, and increased employee benefits including health insurance costs. Other expenses increased for the first six months of 2021 mainly as a result of merger related expenses, increased FDIC insurance expense as a result of increased deposits and assessment rates, and increased COVID-19 related expenses.

The Company’s effective tax rate increased from 7.8% for the six months ended June 30, 2020 to 15.4% for the same period in 2021. This was primarily as a result of an increase in taxable income relative to total income and nondeductible merger related expenses.

At June 30, 2021, total stockholders’ equity was $392.6 million compared to $370.4 million at December 31, 2020. Total stockholders’ equity increased primarily as a result of an increase in earnings and a decrease in total accumulated other comprehensive loss, offset somewhat by dividends paid.

The Company’s leverage ratio stood at 6.13% at June 30, 2021, compared to 6.64% at December 31, 2020. The decrease in the leverage ratio was due to an increase in quarterly average assets, offset somewhat by an increase in total stockholders’ equity. Book value per share as of June 30, 2021 was $70.50 compared to $66.53 at December 31, 2020.

The Company’s allowance for loan losses was $34.9 million or 1.17% of loans outstanding at June 30, 2021, compared to $35.5 million or 1.18% of loans outstanding at December 31, 2020, and $32.5 million or 1.16% of loans outstanding at June 30, 2020. The ratio of the allowance for loan losses to loans outstanding has remained relatively stable for the time periods presented. Nonperforming assets totaled $1.3 million at June 30, 2021, compared to $4.0 million at December 31, 2020, and $1.5 million at June 30, 2020.

As of June 30, 2021, the Company had COVID-19 modifications of 4 loans aggregating $16.5 million, primarily consisting of short-term payment deferrals. Of these modifications, $16.5 million, or 100%, were performing in accordance with their modified terms.

The Coronavirus Aid, Relief and Economic Security Act (CARES Act) allows companies to delay Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2016-13, Measurement of Credit Losses on Financial Instruments (CECL), including the current expected credit losses methodology for estimating allowances for credit losses. The Company elected to delay FASB ASU 2016-13. This ASU was delayed until the earlier of the date on which the national emergency concerning the COVID–19 outbreak declared by the President on March 15, 2020 terminates or December 31, 2020, with an effective retrospective implementation date of January 1, 2020. On December 27, 2020, the Coronavirus Response and Relief Supplemental Appropriations Act of 2021 was signed into law. The law changed the delayed implementation date to the earlier of the first day of the Company’s fiscal year that begins after the date on which the national emergency terminates or January 1, 2022.

Proposed Transaction with Eastern Bankshares, Inc.

On April 7, 2021, the Company and Eastern Bankshares, Inc. (“Eastern” ) (NASDAQ: EBC) entered into an Agreement and Plan of Merger pursuant to which, through a series of transactions, Eastern will acquire the Company in a cash transaction for total consideration valued at approximately $642 million. Under the terms of the Agreement and Plan of Merger, (i) each holder of Class A common stock will receive a cash payment of $115.28 per share of Class A common stock and (ii) each holder of Class B common stock will receive a cash payment of $115.28 per share of Class B common stock. The transaction is expected to close in the fourth quarter of 2021 and is subject to customary closing conditions, including approval by the shareholders of the Company and required regulatory approvals. The Company’s shareholders approved the Agreement and Plan of Merger at the Special Meeting of the Shareholders held on July 7, 2021.

Additional information about the transaction can be found in the joint press release issued on April 7, 2021, which is available on the Investor Relations section of the Company’s website at www.centurybank.com.

About Century Bancorp, Inc.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-eight full-service branches in the Greater Boston area and Southern New Hampshire, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which includes among other things, the ability of the Company and Eastern to satisfy the conditions set forth in the Agreement and Plan of Merger (as discussed above) and disruptions to the Company’s business during the pendency of the proposed merger (as discussed above). Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, which are included in more detail in the Annual Report on Form 10-K, as updated by Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

Assets	June 30, 2021	December 31, 2020
Cash and Due From Banks	$101,001	$136,735
Federal Funds Sold and Interest-bearing Deposits In Other Banks	384,454	237,265

Securities Available-for-Sale (AFS)	233,730	284,116

Securities Held-to-Maturity	3,350,561	2,509,088

Federal Home Loan Bank of Boston stock, at cost	11,594	13,361

Loans:
Commercial & Industrial	1,296,399	1,314,245
Municipal	138,771	137,607
Construction & Land Development	6,404	10,909
Commercial Real Estate	813,163	789,836
Residential Real Estate	471,671	448,436
Consumer and Other	20,611	20,439
Home Equity	252,114	274,357

Total Loans	2,999,133	2,995,829
Less: Allowance for Loan Losses	34,949	35,486

Net Loans	2,964,184	2,960,343

Bank Premises and Equipment, net	40,824	39,062
Accrued Interest Receivable	13,122	13,283
Goodwill	2,714	2,714
Other Assets	161,830	162,867

Total Assets	$7,264,014	$6,358,834

Liabilities
Demand Deposits	$1,183,266	$1,103,878

Interest Bearing Deposits:
Savings and NOW Deposits	2,454,287	1,728,092
Money Market Accounts	2,302,147	2,074,108
Time Deposits	433,479	546,143

Total Interest Bearing Deposits	5,189,913	4,348,343

Total Deposits	6,373,179	5,452,221

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	248,302	232,090
Other Borrowed Funds	119,029	177,009

Total Borrowed Funds	367,331	409,099
Other Liabilities	94,866	91,022
Subordinated Debentures	36,083	36,083

Total Liabilities	6,871,459	5,988,425

Total Stockholders’ Equity	392,555	370,409

Total Liabilities & Stockholders’ Equity	$7,264,014	$6,358,834

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the quarter and six months ended June 30, 2021 and 2020

(in thousands)

	Quarter ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Interest Income:
Loans	$20,888	$19,848	$42,493	$42,047
Securities Held-to-Maturity	14,113	15,222	27,230	30,515
Securities Available-for-Sale	557	982	1,187	2,675
Federal Funds Sold and Interest-bearing Deposits In Other Banks	112	68	291	678

Total Interest Income	35,670	36,120	71,201	75,915

Interest Expense:
Savings and NOW Deposits	753	2,118	1,871	5,843
Money Market Accounts	2,489	3,462	5,375	9,034
Time Deposits	1,115	3,111	2,696	6,283
Securities Sold Under Agreements to Repurchase	98	309	239	935
Other Borrowed Funds and Subordinated Debentures	1,224	1,302	2,462	2,801

Total Interest Expense	5,679	10,302	12,643	24,896

Net Interest Income	29,991	25,818	58,558	51,019

Provision(Credit) For Loan Losses	—	1,700	(550)	2,775

Net Interest Income After Provision for Loan Losses	29,991	24,118	59,108	48,244

Other Operating Income:
Service Charges on Deposit Accounts	2,171	2,023	4,389	4,319
Lockbox Fees	966	924	1,962	1,854
Other Income	969	1,094	1,958	2,178

Total Other Operating Income	4,106	4,041	8,309	8,351

Operating Expenses:
Salaries and Employee Benefits	12,302	10,287	24,552	21,658
Occupancy	1,591	1,456	3,293	2,971
Equipment	931	962	1,880	1,799
Other	6,188	4,337	12,158	8,787

Total Operating Expenses	21,012	17,042	41,883	35,215

Income Before Income Taxes	13,085	11,117	25,534	21,380

Income Tax Expense	2,262	1,061	3,941	1,658

Net Income	$10,823	$10,056	$21,593	$19,722

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

Assets	June 30, 2021	June 30, 2020
Cash and Due From Banks	$129,392	$76,264
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	572,623	220,008
Securities Available-For-Sale (AFS)	278,200	282,092
Securities Held-to-Maturity (HTM)	3,066,945	2,335,136
Total Loans	2,988,205	2,577,120
Less: Allowance for Loan Losses	35,500	30,621

Net Loans	2,952,705	2,546,499
Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(602)	(3,248)
Bank Premises and Equipment	39,992	35,895
Accrued Interest Receivable	13,924	12,653
Goodwill	2,714	2,714
Other Assets	172,922	163,547

Total Assets	$7,228,815	$5,671,560

Liabilities
Demand Deposits	$1,206,719	$841,339

Interest Bearing Deposits:
Savings and NOW Deposits	2,291,252	1,839,771
Money Market Accounts	2,345,499	1,530,442
Time Deposits	486,202	598,669

Total Interest Bearing Deposits	5,122,953	3,968,882

Total Deposits	6,329,672	4,810,221

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	239,765	226,518
Other Borrowed Funds	144,038	169,258

Total Borrowed Funds	383,803	395,776

Other Liabilities	97,464	87,589
Subordinated Debentures	36,083	36,083

Total Liabilities	6,847,022	5,329,669
Total Stockholders’ Equity	381,793	341,891

Total Liabilities & Stockholders’ Equity	$7,228,815	$5,671,560

Total Average Earning Assets - QTD	$7,008,472	$5,635,101

Total Average Earning Assets - YTD	$6,905,973	$5,414,356

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	June 30, 2021	June 30, 2020
Performance Measures:

Earnings per average Class A share, diluted, quarter	$1.94	$1.81
Earnings per average Class A share, diluted, year-to-date	$3.88	$3.54
Return on average assets, year-to-date	0.60%	0.70%
Return on average stockholders’ equity, year-to-date	11.41%	11.60%
Net interest margin (taxable equivalent), quarter	1.81%	1.97%
Net interest margin (taxable equivalent), year-to-date	1.81%	2.04%
Efficiency ratio, Non-GAAP (1)	59.7%	55.7%
Book value per share	$70.50	$63.26
Tangible book value per share - Non-GAAP (1)	$70.02	$62.77
Capital / assets	5.40%	5.92%
Tangible capital / tangible assets - Non-GAAP (1)	5.37%	5.88%
Common Share Data:
Average Class A shares outstanding, diluted, quarter and year-to-date	5,567,909	5,567,909
Shares outstanding Class A	3,661,569	3,652,469
Shares outstanding Class B	1,906,340	1,915,440

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:
Allowance for loan losses / loans	1.17%	1.16%
Nonaccrual loans	$1,270	$1,538
Nonperforming assets	$1,270	$1,538
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$2,079	$2,271
Net recoveries, year-to-date	$(13)	$(156)
Leverage ratio	6.13%	6.92%
Common equity tier 1 risk weighted capital ratio	11.22%	11.66%
Tier 1 risk weighted capital ratio	12.17%	12.76%
Total risk weighted capital ratio	13.12%	13.77%
Total risk weighted assets	$3,688,146	$3,196,338

(1) Non-GAAP Financial Measures are reconciled in the following tables:

Calculation of Efficiency ratio:

Total operating expenses(numerator)	$41,883	$35,215

Net interest income	$58,558	$51,019
Total other operating income	8,309	8,351
Tax equivalent adjustment	3,275	3,904

Total income(denominator)	$70,142	$63,274

Efficiency ratio - Non-GAAP	59.7%	55.7%

Calculation of tangible book value per share:

Total stockholders’ equity	$392,555	$352,202
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$389,841	$349,488

Total shares outstanding at period end(denominator)	5,567,909	5,567,909
Tangible book value per share - Non-GAAP	$70.02	$62.77

Book value per share - GAAP	$70.50	$63.26

Calculation of tangible capital / tangible assets:
Total stockholders’ equity	$392,555	$352,202
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$389,841	$349,488

Total assets	$7,264,014	$5,946,994
Less: goodwill	2,714	2,714

Tangible assets(denominator)	$7,261,300	$5,944,280

Tangible capital / tangible assets - Non-GAAP	5.37%	5.88%

Capital / assets - GAAP	5.40%	5.92%